1500 SAN JACINTO CENTER 98 SAN JACINTO BLVD. AUSTIN, TEXAS 78701-4078 TEL +1 512.322.2500 FAX +1 512.322.2501 www.bakerbotts.com

ABU DHABI AUSTIN BEIJING DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH WASHINGTON

EXHIBIT 5.1
November 19, 2009

Comverge, Inc.
120 Eagle Rock Avenue, Suite 190
East Hanover, New Jersey 07936

Ladies and Gentlemen:

In connection with the issuance by Comverge, Inc., a Delaware corporation (the “Company”), of up to 2,760,000 shares (the “Shares”) of its common stock, par value $0.001 per share, pursuant to (i) its Registration Statement on Form S-3 (Registration No. 333-161400) (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and (ii) the related prospectus dated August 17, 2009, as supplemented by the prospectus supplement relating to the sale of the Shares dated November 19, 2009 (as so supplemented, the “Prospectus”), as filed by the Company with the Commission pursuant to Rule 424(b) under the Act, certain legal matters with respect to the Shares are being passed upon for the Company by us.  At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission on the date hereof (the “Form 8-K”).

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Company’s Fifth Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, each as amended to date; (ii) the Underwriting Agreement dated November 19, 2009 by and among the Company and the underwriters named therein, for whom RBC Capital Markets Corporation, Lazard Capital Markets LLC, Robert W. Baird & Co. Incorporated and Stephens Inc. are acting as representatives, relating to the issuance and sale of the Shares (the “Underwriting Agreement”); (iii) the Registration Statement and the Prospectus and (iv) corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.  In giving this opinion, we have relied on certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates and we have assumed, without independent investigation, that all signatures on documents we have examined are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as certified or photostatic copies are true and correct copies of the originals thereof, and that all information submitted to us is accurate and complete.  We have also assumed that all Shares will be offered and sold in the manner described in the Registration Statement and the Prospectus and in accordance with the terms of the Underwriting Agreement.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered against payment of the purchase price therefor in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware and applicable federal law.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Form 8-K.  We also consent to the references to our Firm under the headings “Legal Matters” in the Prospectus.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                      Very truly yours,

                                      /s/ BAKER BOTTS L.L.P.